UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2007
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement relating to the Notes
Underwriting Agreement relating to the Common Stock
Form of Indenture
Form of 3 3/4% Convertible Senior Note due 2037

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreements. On April 19, 2007, Delta Petroleum Corporation (the “Company”), entered into two separate underwriting agreements (collectively, the “Underwriting Agreements”) with J.P. Morgan Securities Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters listed in Schedule 1 of each agreement (the “Underwriters”). One of the underwriting agreements (the “Notes Underwriting Agreement”) relates to the issuance and sale of $115,000,000 aggregate principal amount of the Company’s 3 3/4% Convertible Senior Notes due 2037 (the “Notes”). The other underwriting agreement (the “Stock Underwriting Agreement”) relates to the issuance and sale of 7,130,000 shares of the Company’s common stock (the “Common Stock” and, together with the Notes, the “Securities”), at an offering price of $20.50 per share less underwriting discount and commissions of $0.82 per share. The $115,000,000 aggregate principal amount of Notes and the 7,130,000 shares include $15,000,000 aggregate principal amount of the Notes and 930,000 shares, respectively, issued in connection with options granted to the Underwriters to cover over-allotments. On April 23, 2007, the Underwriters exercised the aforementioned over-allotment options in full. The closings of the offerings will occur on April 25, 2007.
     The Securities were offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-142180), which became effective upon filing with the Securities and Exchange Commission on April 17, 2007.
     The Notes Underwriting Agreement and Stock Underwriting Agreement are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this report, and the description of the material terms of the Underwriting Agreements is qualified in its entirety by reference to such exhibits.
     Indenture. The Notes are governed by the terms of an Indenture, dated as of April 25, 2007, by and between the Company and certain of its subsidiary guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 3 3/4% per annum, which is payable semi-annually in arrears, on May 1 and November 1 of each year, beginning November 1, 2007. The Notes will mature on May 1, 2037 unless earlier converted, redeemed or repurchased.
     The Notes will be convertible at the holder’s option, in whole or in part at an initial conversion rate of 32.9598 shares of our common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $30.34 per share) at any time prior to the close of business on the business day immediately preceding the final maturity date of the Notes, subject to prior repurchase of the Notes. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion of a Note, the Company will have the option to deliver shares of its common stock, cash or a combination of cash and shares of its common stock for the Notes surrendered. In addition, following certain fundamental changes that occur prior to maturity, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such fundamental changes by a number of additional shares of common stock. Holders may convert all or a portion of their Notes at the applicable conversion rate, at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the maturity date, in multiples of $1,000 principal amount of Notes.
     The Notes will be the Company’s direct, unsecured and senior obligations and will rank equally in right of payment with all of its existing and future senior indebtedness, including its 7% senior notes, and senior in right of payment to all of its existing and future subordinated indebtedness. The Notes will be effectively junior to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be guaranteed by our wholly-owned subsidiaries on a senior unsecured basis. The subsidiary guarantees will be general unsecured senior obligations of the subsidiary guarantors and will rank equally in right of payment with all of the existing and future senior indebtedness of the subsidiary guarantors, including their guarantees of our 7% senior notes. If we fail to make payment on the Notes, the subsidiary guarantors must make them instead.
     Each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Notes on each of May 1, 2012, May 1, 2017, May 1, 2022, May 1, 2027 and May 1, 2032 (each, a “purchase date”). In each case, the purchase price, payable in cash, will be equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date. Prior to May 6, 2012, the Notes will not be redeemable. On or after May 6, 2012, the Company may redeem for cash all or a portion of the Notes, upon not less than 30 nor more than 60 calendar days’ notice before the redemption date to the Trustee, the paying agent and each holder of Notes, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date is between a regular record date and the interest payment date to which it relates, in which case the Company will pay any accrued and unpaid interest to the holder of record on such regular record date). If the Company decides to redeem fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate.
     The Indenture provides that each of the following will be events of default under the Indenture: (a) default in any payment of interest on any Notes when due and payable and the default continues for a period of 30 calendar days; (b) default in the payment of principal of any Note when due and payable at its maturity, upon optional redemption, upon required purchase, upon declaration or otherwise; (c) the Company fails to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five calendar days; (d) the Company fails to give timely notice in connection with a fundamental change notice or notice of specified corporate transactions; (e) the Company’s failure to comply with obligations relating to consolidations, mergers and sales of assets; (f) the Company’s failure to comply for 60 calendar days after written notice from the Trustee or from the holders of at least 25% in principal amount of the Notes then outstanding with any of the Company’s other agreements contained in the Notes or the Indenture; (g) the failure by the Company or any of its subsidiaries to pay any indebtedness for borrowed money within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default if the total amount of such indebtedness unpaid or accelerated exceeds $20 million in the aggregate, and such failure continues for 10 calendar days after written notice from the Trustee or from the holders of at least 25% in principal amount of the Notes then outstanding; (h) a subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or a subsidiary guarantor denies or disaffirms its obligations under its subsidiary guarantee; (i) a final judgment for the payment of $20 million or more rendered against the Company or any subsidiary, which judgment is not discharged or stayed within 60 calendar days after (x) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (y) the date on which all rights to appeal have been extinguished; or (j) certain events of bankruptcy, insolvency or reorganization involving the Company or its significant subsidiaries.
     If an event of default arises under failure to comply with reporting obligations in the Indenture, the sole remedy for the 365 calendar days after the occurrence of such event of default is the right to receive additional interest on the Notes at an annual rate of .50% of the principal amount of the Notes. If any other event of default, except an event of default described in clause (j) above involving the Company or a significant subsidiary, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on the Notes to be due and payable. In case of an event of default described in clause (j) above involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
     A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Indenture herein (including the Form of 3 3/4% Convertible Senior Note due 2037) is qualified in its entirety by reference to Exhibit 4.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 of this report is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
1.1*	Underwriting Agreement relating to the Notes, dated April 19, 2007, among the Company, the subsidiary guarantors named in Schedule 2 thereto and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

1.2*	Underwriting Agreement relating to the Common Stock, dated April 19, 2007, by and between the Company and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

Exhibit
No.	Description
4.1*	Form of Indenture, dated as of April 25, 2007, by and between the Company and certain subsidiary guarantors and U.S. Bank National Association, as trustee (including Form of 3 3/4% Convertible Senior Note due 2037).

4.2*	Form of 3 3/4% Convertible Senior Note due 2037 (included in the Indenture filed as Exhibit 4.1 hereto).

*	Incorporated by reference into the Registration Statement on Form S-3 (File No. 333-142180) as an exhibit thereto and filed as part of this Current Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 25, 2007

Delta Petroleum Corporation
By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1*	Underwriting Agreement relating to the Notes, dated April 19, 2007, among the Company, the subsidiary guarantors named in Schedule 2 thereto and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

1.2*	Underwriting Agreement relating to the Common Stock, dated April 19, 2007, by and between the Company and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

4.1*	Form of Indenture, dated as of April 25, 2007, by and between the Company and certain subsidiary guarantors and U.S. Bank National Association, as trustee (including Form of 3 3/4% Convertible Senior Note due 2037).

4.2*	Form of 3 3/4% Convertible Senior Note due 2037 (included in the Indenture filed as Exhibit 4.1 hereto).

*	Incorporated by reference into the Registration Statement on Form S-3 (File No. 333-142180) as an exhibit thereto and filed as part of this Current Report.